Exhibit 10.1

OFFICE LEASE

between

WILMONT, INC,

a California corporation

(Landlord)

and

WILSHIRE BANK,

a California banking corporation

(Tenant)

OFFICE LEASE

ARTICLE XXVI - ELECTRONIC SERVICES	27

ARTICLE XXVII - PARKING	29

ARTICLE XXVIII - MISCELLANEOUS	30

EXHIBITS

Exhibit A                                             Floor Plan

Exhibit B                                             Work Letter

Exhibit C                                             Rules and Regulations

Exhibit D                                             Intentionally Omitted

Exhibit E                                              Suite Acceptance Agreement

Exhibit F                                               Intentionally Omitted

Addendum to Lease

OFFICE LEASE

THIS OFFICE LEASE (“Lease”), dated April 4, 2014, is made and entered into by and between WILMONT, INC, a California corporation, c/o Jamison Services, Inc., a California corporation (“Landlord”) and WILSHIRE BANK, a California banking corporation (“Tenant”) upon the following terms and conditions:

ARTICLE I - DEFINITIONS

Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein;

1.01                        Building.  The term “Building” shall mean that certain office building located at 3200 Wilshire Boulevard, Los Angeles, California commonly known as the Towers on Wilshire together with any related land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping.  The Building consists of two towers called the North Tower and the South Tower.

1.02                        Premises.  The term “Premises” shall mean Suites 400, 500, 600, 601, 602, 604, 606, 609, 610, 690, 700, 800, 802, 818, 880, 888, 1400, 1410, 1430, 1440, and 1460 in the North Tower of the Building, as more particularly outlined on the drawing attached hereto as Exhibit A and incorporated herein by reference.  As used herein, “Premises” shall not include any storage area in the Building, which shall be leased or rented pursuant to separate agreement.

1.03                        Rentable Area of the Premises.  The term “Rentable Area of the Premises” shall mean approximately 68,555 rentable square feet, without deduction for columns or projections, multiplied by a load factor to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public, common and service areas of the Building.  For purposes of this Lease, the Rentable Area of the Premises shall be calculated using the Standard Method for Measuring Floor Area in Office Buildings, ANS165.0-1996 (“BOMA”).  Tenant’s architect shall have the right to confirm the foregoing measurement within thirty (30) days following the Commencement Date and all such measurements shall be made in accordance with this Section 1.03 (the “Remeasurement Period”.  In the event Landlord’s measurement and Tenant’s measurement are materially different, the parties shall use commercially reasonable efforts to attempt to resolve such dispute (but in no event to exceed 15 days).  If the parties cannot reach an agreement, then within fifteen (15) days thereafter, they shall elect an independent third certified architect or space planner whose determination shall be final.  If the final determination of the Rentable Area of the Premises is different from the Rentable Area of the Premises set forth above, the Base Rent and Tenant’s Percentage Share shall be adjusted accordingly.  If Tenant fails to verify the Rentable Area of the Premises set forth above before the expiration of the Remeasurement Period, Tenant shall be deemed to have accepted the Rentable Area of the Premises set forth above and waived its right to remeasure the Premises.  Landlord and Tenant acknowledge that of the Premises, Suite 400 consists of 12,018 rentable square feet and Suites 606 and 690 consist of 3,184 rentable square feet.

1.04                        Lease Term.  The term “Lease Term” shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated as otherwise provided in this Lease.

1.05                        Commencement Date.  Subject to adjustment as provided in Article 3, the term “Commencement Date” shall mean (i) April 1, 2015 for Suites 500, 600, 601, 602, 604, 609, 610, 700, 800, 802, 818, 880, 888, 1400, 1410, 1430, 1440, and 1460 (“Existing Premises Commencement Date”); and (ii) May 1, 2014 for Suites 400, 606 and 690 (“Suites 400/606/690 Commencement Date”).

1.06                        Expiration Date.  Subject to adjustment as provided in Article 3, the term “Expiration Date” shall mean March 31, 2022.

1.07                        Base Rent.  Commencing from the Suites 400/606/690 Commencement Date to March 31, 2015, the term “Base Rent” for the Premises shall mean Twenty-One Thousand Two Hundred Eighty-Two and 80/100 Dollars ($21,282.80) per month (which is at a rate of $1.40 per rentable square foot per month for the then leased portion of the Premises, which shall be limited to Suite 400, 606 and 690).  Commencing from the Existing Premises Commencement Date, the term “Base Rent” for the Premises shall mean $1.40 per rentable square foot per month, with an annual increase of $0.03 per rentable square foot of the Premises thereafter as set forth in the following table:

Months of Lease Term	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot of the Premises
1-12	$95,977.00	$1.40
13-24	$98,033.65	$1.43
25-36	$100,090.30	$1.46
37-48	$102,146.95	$1.49
49-60	$104,203.60	$1.52
61-72	$106,260.25	$1.55
73-84	$108,316.90	$1.58

1.08                        Tenant’s Percentage Share.  Effective as of the Existing Premises Commencement Date, the term “Tenant’s Percentage Share” shall mean seventeen and one hundred sixty five thousandths percent (17.165%) with respect to increases over the Base Year in Property Taxes and Operating Expenses (as such terms are hereinafter defined).  Landlord may reasonably re-determine Tenant’s Percentage Share from time to time to reflect reconfigurations, additions or modifications to the Building, provided such re-determination does not increase Tenant’s liability, financial or otherwise, under the terms of the Lease.  Landlord represents that the Building contains approximately 399,381 square feet of Rentable Area.

1.09                        Security Deposit.   None.

1.10                        Tenant’s Permitted Use.  The term “Tenant’s Permitted Use” shall mean banking, general office and no other uses.

1.11                        Business Hours.  The term “Business Hours” shall mean the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday (federal and state holidays excepted) and Saturdays 9:00 A.M. to 1:00 P.M.  Holidays are defined as the following: New Years Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and to the extent of utilities or services provided by union members engaged at the Building, such other holidays observed by such unions.

1.12                        Landlord’s Address for Notices.  The term “Landlord’s Address for Notices” shall mean 3200 Wilshire Blvd., Suite 920 NT, Los Angeles, CA, 90010 Attn: Steve Chong, Property Manager, with a copy to 3424 Wilshire Boulevard, Suite 1200, Los Angeles, California, 90010, Attn: Jason Cha, Esq.

1.13                        Tenant’s Address for Notices.  The term “Tenant’s Address for Notices” shall mean 3200 Wilshire Boulevard, Suite 700, Los Angeles, CA, 90010, Attn: Elaine Jeon.

1.14                        Broker.  The term “Broker” shall mean Jamison Services, Inc. for Landlord, and Travers Realty Corporation for Tenant.

1.15                        Guarantor.  None.

1.16                        Tenant’s Parking Passes: The term “Tenant’s Parking Passes” shall mean Tenant has a right to up to 183 unreserved parking stalls, 20 reserved parking stalls, and up to an additional 50 parking stalls for Tenant’s employees, at the Building’s prevailing parking rates.  Additionally, Tenant shall continue to have 10 designated parking stalls for customers of Tenant, free of any charge.  Such 10 designated parking stalls shall remain in its current locations, which are nearest to the ground floor retail branch.  Notwithstanding the foregoing, Tenant shall maintain its discount for all parking validation passes equal to 50% of the total monthly cost for such validations.  Tenant shall have a right to lease additional parking passes on a monthly basis and at Building’s prevailing parking rates, subject to availability.

1.17                        Signage. Tenant shall be entitled, at its sole cost and expense, to identification signage outside of the Premises on the floor on which the Premises are located.  The location, quality, design, style, lighting and size of such signage shall be consistent with the Landlord’s Building standard signage program.  In addition, Tenant, at its sole cost and expense, shall have identification in the Building’s lobby directory to display Tenant’s name and location in the Building.  Landlord also grants to Tenant the additional signage rights described in the Addendum to Lease attached hereto.

ARTICLE II - PREMISES

2.01                        Lease of Premises.  Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease.  On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant in substantial conformance with the Work Letter Agreement attached hereto as Exhibit B.

2.02                        Acceptance of Premises.  Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises with respect to the suitability or fitness for the conduct of Tenant’s Permitted Use or for any other purpose.  Prior to Tenant’s taking possession of the Premises, Landlord or its designee and Tenant will walk the Premises for the purpose of reviewing the condition of the Premises; after such review, Tenant shall execute a Suite Acceptance Letter, in the form of Exhibit E attached hereto, accepting the Premises.  Except as is expressly set forth in this Section 2.02 or the Work Letter Agreement attached hereto, if any, or as may be expressly set forth in Suite Acceptance Letter, Tenant agrees to accept the Premises in its “as is” said physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements (or to provide any allowance for same).  Notwithstanding anything to the contrary in the Lease, Landlord shall deliver the Premises to Tenant clean and free of debris and represents and warrants to Tenant that to the best of its knowledge, as of the Commencement Date, the existing structure, including the Premises, (including without limitation the roof, foundations, exterior walls), and all building systems (including without limitation, the plumbing, electrical, ventilating, air conditioning, heating, and loading doors, if any) are (a) in good operating condition and free of any leakage; and (b) in compliance with all applicable laws, including the Americans With Disabilities Act.

ARTICLE III - TERM

3.01                        Lease Term. Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the date described in Section 1.05 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be the date that possession of the Premises is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and, unless Landlord elects otherwise, the Expiration Date described in Section 1.06 of this Lease shall be extended by an equal number of days.

ARTICLE IV - RENTAL

4.01                        Definitions.  As used herein,

(A)  “Base Year” shall mean calendar year 2022.

(B)  “Property Taxes” or “Taxes” shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord’s gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building, or any part thereof.  Property Taxes shall also include all fees and costs, including attorneys’ fees, appraisals and consultants’ fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, regardless of whether any reduction or limitation is obtained.  Property Taxes for any calendar year shall be Property Taxes which are due for payment or paid in such year, rather than Property Taxes which are assessed or become a lien during such year.  Property Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord and measured by or based in whole or in part upon the Building or the rents or other income from the Building, to the extent that such items would be payable if the Building was the only property of Landlord subject to same and the income received by Landlord from the Building was the only income of Landlord.  Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the operation of the Building.

(C)  “Operating Expenses” shall mean all reasonable costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building (excluding Property Taxes), subject to all exclusions set forth herein and  including without limitation:

(i)                                     Premiums for property, earthquake, casualty, liability, rent interruption or other reasonable types of insurance carried by Landlord.

(ii)                                  Salaries, wages and other amounts paid or payable for personnel including the Building manager, superintendent, operation and maintenance staff, and other employees of  Landlord involved in the maintenance and operation of the Building, including contributions and premiums towards fringe benefits, unemployment, disability and worker’s compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building.

(iii)                               Cleaning expenses, including without limitation janitorial services, window cleaning, and garbage and refuse removal.

(iv)                              Landscaping expenses, including without limitation irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

(v)                                 Heating, ventilating, air conditioning and steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services.

(vi)                              Subject to the provisions of Section 4.01(C)(xii) below, the cost of maintaining, operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts.

(vii)                           Other items of repair or maintenance of elements of the Building.

(viii)                        The costs of policing, security and supervision of the Building.

(ix)                              Fair market rental and other costs with respect to the management office for the Building.

(x)                                 The cost of the rental of any machinery or equipment and the cost of supplies used in the maintenance and operation of the Building.

(xi)                              Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Building.

(xii)                           Capital expenditures (a) made to reduce and actually reduce Operating Expenses, or to comply with any laws or other governmental requirements subsequent to the Commencement Date, provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized in accordance with GAAP.

(xiii)                        Legal fees and expenses.

(xiv)                       Payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development.

(xv)                          A fee for the administration and management of the Building.

Operating Expenses shall not include: (1)                    The cost to repair or rebuild the Building, including the Premises, to the extent the cost of the repairs is reimbursed by insurance or condemnation proceeds, covered by warranty or otherwise reimbursed by third parties other than as a part of Operating Expenses;  (2)  All items and services for which Tenant or any other tenant in the Building reimburses Landlord other than through Operating Expenses (or is so obligated to reimburse Landlord) and all items and services supplied selectively to any tenant without reimbursement, provided that, any item or service supplied selectively to Tenant shall be paid for by Tenant; (3)   Advertising and marketing costs, including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants of the Building or their successors;  (4)  The cost of improving or renovating space for tenants (including Tenant) or space vacated by any tenant (including Tenant), including, without limitation, architects’, engineers’ and space planners’ fees and expenses, and costs of permits and inspections;  (5)  The cost of utilities charged to individual tenants (including Tenant), including any and all costs for electrical usage and HVAC usage, and payroll, material and contract costs of other services charged to tenants (including Tenant), and the cost of repairs or replacements to utility systems dedicated to the use of a single tenant to the extent such costs are separately payable or reimbursable by such tenant(s) as a separately stated charge and not as a part of such tenant’s proportionate share of Operating Expenses;  (6)  The depreciation of the Building;  (7)  Principal, interest, points and fees on debt or amortization payments, and late payment penalties and interest on any real property mortgages or deeds of trust and ground lease payments, and other costs of financing or refinancing the Building;  (8)  Legal, accounting, consulting and other related expenses associated with the enforcement of leases, disputes with tenants or prospective tenants, or the defense of Landlord’s title to the Building, including the costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), including costs of judgment or settlement in connection with such disputes;  (9)  Landlord’s general overhead for operating its entity and general administrative expenses not related to the operation of the Building, including accounting and legal costs, costs of preparing corporate, partnership or other tax returns, or financial statements not related to the operation of the Building, including costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building;  (10)  All compensation to executives, officers or partners of Landlord or to persons who are executives or officers of partners of Landlord or to any other person at or above the level of building manager, other than the building manager of the Building;  (11)  Any compensation paid to clerks, attendants or other persons in commercial concessions except for any costs directly related to the operation of the Building’s parking facilities;  (12)  Fines, penalties, and interest assessed by a third party or governmental agency as a result of Landlord’s failure to make payments in a timely manner or to comply with applicable laws;  (13)  Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;  (14)  Costs of capital improvements, except to the extent such costs are incurred either to (a) comply with Laws passed after the Commencement Date; or (b) for capital improvements made to reduce Operating Expenses to the extent the projected costs of such improvements exceeds the amount reasonably anticipated to be saved as a result of such capital improvements;  (15)  Costs of purchasing, installing and replacing artwork;  (16)  Liability covered by insurance carried by Landlord the premiums for which are included in Operating Expenses, or which would have been covered by insurance otherwise required to be carried by Landlord under this Lease but for failure to insure as a result of Landlord’s intentional acts or omissions or negligence (17)  Expenses resulting directly from the willful misconduct or negligence of Landlord or its employees or costs incurred due to Landlord’s violation of a lease;  (18)  Operating Expenses incurred to bring the Building or

Premises into in full compliance with all governmental regulations, ordinances and laws that were in effect at the effective date of this Lease;  (19)  Any bad debt loss, rent loss or reserves for bad debts or rent loss and reserves for Operating Expenses or capital improvements;  (20)  The cost of goods or services paid to Landlord, or to any subsidiary or affiliate of Landlord, to the extent such costs exceed the costs of comparable goods or services delivered or rendered by unaffiliated third parties;  (21)  Costs arising from Landlord’s charitable or political contributions;  (22)  Costs incurred in connection with upgrading the Building to comply with any governmental regulation including but not limited to handicap, life, fire and safety codes in effect as of the Commencement Date;  (23)  Costs for which Landlord has been compensated by a management fee, including labor, office rent, supplies, and improvements in the Building;  (24)  Any Operating Expenses in connection with retail space in the Building, unless there is an equitable allocation;  (25)  Costs arising from repairs for defects in the Building (including original construction and subsequent improvements) or in tenant improvements installed by Landlord;  (26)  The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building; (27)  Management fees and reimbursements payable to Landlord (including its affiliates) that exceed one hundred percent (100%) of an arms length management fee;  (28)  Any dues or charges for professional associations of property owners, managers, or tenants in the Building; (29)  The cost of insurance on leasehold improvements to the premises of tenants of the Building (unless the cost of such insurance on Tenant’s leasehold improvements is also included within Operating Expenses), or any cost or expense for which insurance reimbursement would be available but for the decision of Landlord to not make or pursue a valid claim thereon;  (30)  Rent for space occupied as a management office to the extent such rent exceeds the fair market rental for such space or to the extent the space utilized therefore materially exceeds the average space so utilized by comparable buildings;  (31)  New or additional landscaping (other than normal plant replacements);  (32)  Automobile or travel expense for Landlord or its employees or agents;  (33)  Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by landlords of comparable buildings located in the vicinity of the Building; and to the extent that an expenses is not specifically included or excluded as a component of Operating Expenses pursuant to the Lease, whether such expenses shall be treated as Operating Expenses shall be determined in accordance with generally accepted accounting principles, consistently applied; and to the extent that an expense is included as Operating Expenses under the Lease, but a method for the treatment or calculation of such expense is not specifically set forth in the Lease, then the treatment and calculation of such expense shall be done in accordance with generally accepted accounting principles, consistently applied; (34)   With respect to any assessments or taxes for which Landlord has the right to elect to make a lump sum payment, or cause such assessment or tax to be amortized and paid over a period of time, Landlord shall include in the definition of Operating Expenses only the amortized portion (calculated at the longest period of time permitted by such taxing authority) of such taxes and assessments (regardless of any applicable interest charges).

(D)  If the Building does not have one hundred percent (100%) occupancy during an entire calendar year, including the Base Year, then the variable cost component of “Property Taxes” and “Operating Expenses” shall be equitably adjusted so that the total amount of Property Taxes and Operating Expenses equals the total amount which would have been paid or incurred by Landlord had the Building been one hundred percent (100%) occupied for the entire calendar year.  In no event shall Landlord be entitled to receive from Tenant and any other tenants in the Building an aggregate amount in excess of actual Property Taxes and Operating Expenses as a result of the foregoing provision.

4.02                        Base Rent.

(A)  During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.07 above, subject to the following annual adjustments (herein called the “Rent Adjustments”):

(B)  Annual Adjustments of Base Rent.  (see Section 1.07)

(a)                                 Tax and Operating Expense Adjustment.  During each calendar year subsequent to the Base Year, the Base Rent payable by Tenant to Landlord, shall be increased by (collectively, the “Tax and Operating Expense Adjustment”): (i) Tenant’s Percentage Share of the dollar increase, if any, in Property Taxes for such year over Property Taxes for the Base Year; and (ii) Tenant’s Percentage Share of the dollar increase, if any, in any category of Operating Expenses paid or incurred by Landlord during such year over the respective category of

Operating Expenses paid or incurred by Landlord during the Base Year.  A decrease in Property Taxes or any category of Operating Expenses below the Base Year amounts shall not decrease the amount of the Base Rent due hereunder or give rise to a credit in favor of Tenant.  Notwithstanding anything in the contrary contained in this Article IV, the aggregate Operating Expenses in any calendar year after the Base Year shall not increase by more than five percent (5%) over the actual aggregate Operating Expenses for the preceding calendar year.

4.03                        Tax and Operating Expense Adjustment Procedure; Estimates.  The Tax and Operating Expense Adjustment specified in Section 4.02(B)(a) shall be determined and paid as follows:

(A)  During each calendar year subsequent to the Base Year, Landlord shall give Tenant written notice of its estimate of any increased amounts payable under Section 4.02(B)(a) for that calendar year.  On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than twice during each calendar year, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

(B)  Within one hundred twenty (120) days after the close of each calendar year or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year’s Property Taxes and Operating Expenses, and the actual Tax and Operating Expense Adjustment to be made pursuant to Section 4.02(B)(a) for such calendar year, as determined by Landlord (the “Landlord’s Statement”) and such Landlord’s Statement shall be binding upon Tenant, except as provided in Section 4.04 below.  If the amount of the actual Tax and Operating Expense Adjustment is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord upon receipt of Landlord’s Statement.  If the amount of the actual Tax and Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant within thirty (30) days of the expiration of the Lease Term.  No delay in providing the statement described in this subparagraph (B) shall act as a waiver of Landlord’s right to payment under Section 4.02(B)(a) above.

(C)  If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid pursuant to Section 4.02(B)(a) that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365.  The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.03(B) to be performed after such termination.

4.04                        Audit of Landlord’s Statement.  Provided that Tenant is not then in default beyond any applicable cure period of its obligations to pay Base Rent, additional rent described in Section 4.02(B), or any other payments required to be made by it under this Lease and provided further that Tenant strictly complies with the provisions of this Section 4.04, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord’s Statement (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

(A)  Tenant shall, within ninety (90) days after any such Landlord’s Statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord’s Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord’s Statement.  Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant’s obligation to make all payments of Base Rent and all payments of Tenant’s Tax and Operating Expense Adjustment) pending the completion of any review of records under this Section 4.04.  The right of Tenant under this Section 4.04 may only be exercised once for any Landlord’s Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.04 for a particular Landlord’s Statement shall be deemed waived.

(B)  Tenant acknowledges that Landlord maintains its records for the Building at Landlord’s manager’s corporate offices presently located at the address set forth in Section 1.12 and Tenant agrees that any audit of records under this Section 4.04 shall be conducted by an independent certified public accountant(s) that is not being compensated on a contingency fee basis.  Tenant acknowledges and agrees that any records reviewed under this Section 4.04 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. If requested by Landlord, Tenant shall require its employees or agents inspecting Landlord’s books and records to sign Landlord’s commercially reasonable confidentiality agreement as a condition of Landlord making Landlord’s relevant accounting records available to them.

(C)  Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right, at its sole cost and expense, to cause another review to be made by an independent firm of certified public accountants.  In the event of a disagreement between the two accounting firms, the average of the two amounts of deviation from the Landlord’s Statement shall be deemed to be correct.  In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment obligations to pay the estimated Tax and Operating Expense Adjustment, or if no further payments are due, shall be refunded to Tenant within thirty (30) days.  In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord’s actual accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax and Operating Expense Adjustment. The cost of such audit shall be borne by Tenant unless such audit discloses an error that favors Tenant in excess of five percent (5%) of the Operating Costs, in which event Landlord shall bear the cost of such audit.  In the case of a dispute whereby the average amount is used as the correct amount, each party shall pay their accountant(s).

4.05                        Payment.  Concurrently with the execution hereof, Tenant shall pay Landlord Base Rent for the first calendar month of the Lease Term in which Tenant is obligated to pay Base Rent.  Thereafter the Base Rent described in Section 1.07, as adjusted in accordance with Section 4.02, shall be payable in advance on the First (1st) Day of each calendar month.  If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month.  All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord’s office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant.  No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

4.06                        Late Charge; Interest.  Tenant acknowledges that the late payment of Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain.  Landlord and Tenant agree that if Landlord does not receive any such payment on or before ten (10) days after the date the payment is due, Tenant shall pay to Landlord, as additional rent, (a) a late charge equal to ten percent (10%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date due to the date paid.

4.07                        Additional Rent.  For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute Base Rent.  Any amounts due Landlord shall sometimes be referred to in this Lease as “Rent”.

4.08                        Additional Taxes.  Notwithstanding anything in Section 4.01(B) to the contrary, Tenant shall reimburse Landlord upon demand for any and all taxes payable by or imposed upon Landlord upon or with respect to:  any Tenant fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority, but excluding any income tax; the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including without limitation any applicable possessory interest taxes); or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE V - SECURITY DEPOSIT

5.01                        Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Section 1.09 above.  The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant.  If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated.  Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit.  Tenant expressly agrees to waive the protections afforded under California Civil Code Section 1950.7, thus allowing Landlord to apply the Security Deposit towards future rents owing in the case of Tenant’s default.  Upon termination of this Agreement or vacancy of the premises, Landlord reserves the right to utilize a reasonable portion of the security deposit to cover cleaning expenses.  Within thirty (30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant.

ARTICLE VI - USE OF PREMISES

6.01                        Tenants Permitted Use.  Tenant shall use the Premises only for Tenant’s Permitted Use as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other purpose.  Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant’s Permitted Use.  Landlord disclaims any warranty that the Premises are suitable for Tenant’s use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

6.02                        Compliance With Laws and Other Requirements.

(A)  During the term of the Lease (and any extensions), Landlord shall maintain the Building, Building systems, common areas, and structural elements of the Premises in compliance with this Lease and all applicable laws, rules, regulations, ordinance, directives, covenants, easements and restrictions of record, building codes, and the requirements of any applicable fire insurance underwriter or rating bureau, now in effect or which may hereafter come into effect (collectively “Applicable Laws”).  Subject to Landlord’s representations set forth herein and Operating Expense exclusion (28), Tenant shall, with respect to the condition of the Premises and at Tenant’s sole cost and expense, comply with (a) all Applicable Laws relating solely to Tenant’s specific nature of use of the Premises (other than general office uses); and to (b) all building codes requiring modifications to the Premises or Building due any improvements made in the Premises by Tenant pursuant to this Lease.    Each party shall immediately notify the other party in writing, as soon as it becomes aware of a violation of any Applicable Laws pertaining to that party’s obligations under the Lease.

(B)  Tenant shall not use the Premises, or permit the Premises to be used, in any manner which:  (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building; or (f) violates the Rules and Regulations described in Article XIX.

6.03                        Hazardous Materials.

(A)  No Hazardous Materials, as defined herein, shall be Handled, as also defined herein, upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, or agents.  Any such Hazardous Materials so Handled shall be known as Tenant’s Hazardous Materials.  Notwithstanding the foregoing, normal quantities of Tenant’s Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord’s prior written consent.  Tenant’s Hazardous Materials shall be Handled at all times in compliance with the manufacturer’s instructions therefor and all applicable Environmental Laws, as defined herein.

(B)  Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority, as defined herein, which requirements or necessity arises from the Handling of Tenant’s Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building.  Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work.  Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant’s Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws.  Tenant shall nevertheless obtain Landlord’s written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.

(C)  Tenant agrees to execute affidavits, representations, and the like from time to time at Landlord’s request stating Tenant’s best current knowledge and belief regarding the presence of Hazardous Materials on the Premises.

(D)  “Environmental Laws”  means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

(E)  “Hazardous Materials” means:  (a) any material or substance:  (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB’s); (iv) containing asbestos; (v) which is radioactive; (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by Environmental Laws; or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Building.

(F)  “Handle,” “handle,” “Handled,” “handled,” “Handling,” or “handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

(G)                               “Regulatory Authority” shall mean any federal, state or local governmental agency, commission, board or political subdivision.

Tenant acknowledges that the Landlord has advised Tenant that the Building contains, or is likely to contain, materials which contain asbestos. Asbestos may be found in all building materials excluding those materials made from wood, glass, metal, rubber, and plastic. If Tenant undertakes any alterations, additions, or improvements to the Premises, Tenant shall undertake the alterations, additions, or improvements in a manner that avoids disturbing any materials which may contain asbestos. If materials which may contain asbestos are likely to be disturbed in the course of such work Tenant shall remove or encapsulate the materials in accordance with an asbestos abatement plan approved by Landlord and otherwise in accordance with all applicable laws and regulations. Tenant also acknowledges that materials which contain asbestos do not pose a significant risk of creating exposures which exceed the Permissible Exposure Limits unless they are improperly disturbed, damaged, or deteriorated. Tenant shall promptly report to Landlord damage or deterioration of materials which may contain asbestos.

ARTICLE VII - UTILITIES AND SERVICES

7.01                        Building Services.  Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

(A)  Non-attended automatic elevator service (if the Building has such equipment serving the Premises), in common with Landlord and other tenants and occupants and their agents and invitees.

(B)  During Business Hours, as defined in Section 1.11 of this Lease, such air conditioning, heating and ventilation as, in Landlord’s reasonable judgment, are required for the comfortable use and occupancy of the Premises.  Landlord may make available to Tenant heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide hereunder.  If Tenant needs HVAC during non-Business Hours, Tenant shall provide no less than forty-eight (48) hours’ prior notice to Landlord and pay as additional rent the cost of after-hour HVAC at the Building’s rate defined in Addendum Paragraph 5.  Said Landlord’s fee for any such additional HVAC provided to Tenant, will be separate from and in addition to the Tax and Operating Expenses Adjustment provided in Article IV.

(C)  Water for the Premises and for restroom purposes.

(D)  Reasonable janitorial and cleaning services, provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant.  If the Premises are not used exclusively as offices, Landlord, at Landlord’s sole discretion, may require that the Premises be kept clean and in order by Tenant, at Tenant’s expense, to the satisfaction of Landlord and by persons approved by Landlord; and, in all events, Tenant shall pay to Landlord the cost of removal of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

(E)  At all reasonable times, electric current of not less than 3.5 watts per square foot for building standard lighting and fractional horsepower office machines; provided, however, that (i) without Landlord’s consent, Tenant shall not install, or permit the installation, in the Premises of any computers, word processors, electronic data processing equipment or other type of equipment or machines which will increase Tenant’s use of electric current in excess of that which Landlord is obligated to provide hereunder (provided, however, that the foregoing shall not preclude the use of personal computers or similar office equipment); (ii) if Tenant shall require electric current which may disrupt the provision of electrical service to other tenants, Landlord may refuse to grant its consent or may condition its consent upon Tenant’s payment of the cost of installing and providing any additional facilities required to furnish such excess power to the Premises and upon the installation in the Premises of electric current meters to measure the amount of electric current consumed, in which latter event Tenant shall pay for the cost of such meter(s) and the cost of installation, maintenance and repair thereof, as well as for all excess electric current consumed at the rates charged by the applicable local public utility, plus a reasonable amount to cover the additional expenses incurred by Landlord in keeping account of the electric current so consumed; and (iii) if Tenant’s increased electrical requirements will materially affect the temperature level in the Premises or the Building, Landlord’s consent may be conditioned upon Tenant’s requirement to pay such amounts as will be incurred by Landlord to install and operate any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including but not limited to the cost of modifications to the air conditioning system.  Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord’s reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements.  Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building.  If submetering of electricity in the Building will not be permitted under future laws or regulations, the Rent will then be equitably and periodically adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to Tenant in the Premises.

Any amounts which Tenant is required to pay to Landlord pursuant to this Section 7.01 shall be payable within ten (10) business days from the receipt of written notice from Landlord and shall constitute additional rent.

7.02                        Interruption of Services.  Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord’s reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay Base Rent and additional rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant.  Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant’s obligations hereunder shall not be affected by any such action of Landlord.  The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property.  The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease.  Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.  As of the date of this Lease, the Building has not been inspected by a Certified Access Specialist pursuant to California Civil Code Section 55.53.

ARTICLE VIII - MAINTENANCE AND REPAIRS

8.01                        Landlord’s Obligations.  Except as provided in Sections 8.02 and 8.03 below, Landlord shall maintain the Building in good order and repair throughout the Lease Term;and make all necessary repairs both structural and nonstructural) to keep the Base Building (defined below) and common areas in good condition and operating order.  For purposes of this Lease, the “Base Building” shall mean the following: (a) roof structure and membrane; (b) exterior walls and glass; (c) floor/ceiling slabs and other structural portions of the Building, including, without limitation, the foundation, curtain wall, exterior glass, and mullions, columns, beams, shafts (including elevator shafts); (d) Building Systems; and (e) all parking areas and facilities.  Landlord shall repair any defects in the above within thirty (30) days after receipt of written notice from Tenant describing such defects, unless the defect constitutes an emergency (which shall include, but shall not be limited to, a defect that interferes with Tenant’s permitted use), in which case Landlord shall cure the defect as quickly as possible..

8.02                        Tenant’s Obligations.  During the Lease Term, Tenant shall, at its sole cost and expense, maintain the non-structural portions of the Premises in good order and repair (including, without limitation, the carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements, whether installed by Landlord or Tenant).  Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant’s activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant’s property in or about the Building or the Premises; or (d) any act or omission by Tenant or its officers, partners, employees, agents, contractors or invitees.

8.03                        Landlord’s Rights.  Landlord and its contractors shall have the right, at all reasonable times and upon prior written notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required, to enter upon the Premises, provided that Landlord and its contractors are accompanied by a bank representative or employee (other than in the case of any emergency in which case no bank representative or employee shall be required),to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs.

ARTICLE IX - ALTERATIONS, ADDITIONS AND IMPROVEMENTS

9.01                        Landlord’s Consent; Conditions.  Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises (“Alterations”) without the prior written consent of Landlord, which consent, with respect to non-structural alterations, shall not be unreasonably withheld, conditioned or delayed.  Landlord may impose as a condition to making any Alterations such requirements as Landlord in its reasonable discretion deems necessary or desirable including without limitation:  Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to the Alterations; Landlord’s prior written approval of the time or times when the Alterations are to be performed; Landlord’s prior written approval of the contractors and subcontractors performing work in connection with the Alterations; Tenant’s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant’s delivery to Landlord of such insurance as Landlord shall reasonably require; and Tenant’s payment to Landlord of all reasonable costs and expenses incurred by Landlord because of Tenant’s Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations, which shall not exceed five hundred dollars ($500).  Tenant is required to provide Landlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices.  Upon completion of the Alterations, Tenant shall provide Landlord with copies of as-built plans.  Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord’s supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use or the proper performance of the Alterations.  Notwithstanding anything to the contrary set forth herein, Tenant shall have the right, without Landlord’s consent but upon five (5) business days’ prior written notice to Landlord, to make cosmetic, non-structural additions and alterations (“Cosmetic Alterations”) to the Premises that do not (i) involve the expenditure of more than $20,000.00 in any one instance; (ii) affect the exterior appearance of the Premises or Building or (iii) affect the Building Systems or the Building Structure.

9.02                        Performance of Alterations Work.  All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction (including without limitation Title 24 of the California Administrative Code) and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization.  All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building.  All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand.  No asbestos-containing materials shall be used or incorporated in the Alterations.  No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Alterations.

9.03                        Liens.  Tenant shall pay when due all costs for work performed and materials supplied to the Premises.  Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including reasonable attorneys’ fees, arising out of or related to any such liens or notices.  Further, Tenant shall give Landlord not less then seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility.  If requested by Landlord, Tenant shall also secure, prior to commencing any Alterations that exceed the cost of three (3) months Base Rent, at Tenant’s sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work. During the progress of such work, Tenant shall, upon Landlord’s request, furnish Landlord with sworn contractor’s statements and lien waivers covering all work theretofore performed.  Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within thirty (30) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed.  If Tenant fails to pay and remove such lien, claim or encumbrance within such thirty (30) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate of five percent (5%) per annum and shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

9.04                        Lease Termination.  Except as provided in this Section 9.04, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as existed on the date Tenant first occupied the Premises, (whether pursuant to this Lease or an earlier lease), subject to reasonable wear and tear.  All Alterations installed by Tenant and/or which have been paid for by Landlord shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant’s Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant’s sole expense.  All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal.  If Tenant fails to remove any such items (“Abandoned Items”) or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand.  Tenant agrees to indemnify Landlord for any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys’ fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense which arises out of, is occasioned by or is in any way attributable to the Abandoned Items.  Notwithstanding the foregoing to the contrary, in the event that Landlord gives its consent, pursuant to the provisions of Section 9.01 of this Lease, to allow Tenant to make an Alteration in the Premises, Landlord agrees, upon Tenant’s written request, to notify Tenant in writing at the time of the giving of such consent whether Landlord will require Tenant, at Tenant’s cost, to remove such Alteration at the end of the Lease Term.

ARTICLE X - INDEMNIFICATION AND INSURANCE

10.01                 Indemnification.

(A)  Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any Mortgagee (except outside of Tenant’s premises), as defined herein, and each of their respective partners, directors, officers, agents and employees, successors and assigns, (except to the extent of the losses described below are caused by the negligence or willful misconduct of Landlord, its agents and employees), from and against:

(i)                                     any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys’ fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the acts or omission of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the negligence or willful misconduct of Landlord or its agents or employees.  Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord’s employees or agents or damage to the Premises or any portion of the Building.

(ii)                                  any and all environmental damages which arise from:  (i) the Handling of any Tenant’s Hazardous Materials, as defined in Section 6.03 or (ii) the breach of any of the provisions of this Lease by Tenant, its employees or agents.  For the purpose of this Lease, “environmental damages” shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses; (b) all reasonable sums paid for settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant’s Hazardous Materials.  Tenant’s obligations and liabilities pursuant to this Section 10.01 shall survive the expiration or earlier termination of this Lease.

(B)  Landlord agrees to protect, indemnify, hold harmless and defend Tenant from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, with respect to any claim of damage or injury to persons or property at the Premises, caused by the negligence or willful misconduct of Landlord or its authorized agents or employees.

(C)  Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

(D)  Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

10.02                 Property Insurance.

(A)  At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, “all-risk” property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, rental interruption insurance including sprinkler leakage, bursting of pipes, explosion, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all Alterations made by or for Tenant in the Premises; and (b) Tenant’s trade fixtures, equipment and other personal property from time to time situated in the Premises.  The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant’s personal property shall be paid to Tenant.

(B)  Intentionally Ommitted.

(C)  Landlord shall, at all times during the Lease Term, procure and maintain “all-risk” property insurance in the amount not less than ninety percent (90%) of the total insurable value covering the Building in which the Premises are located and such other insurance as may be required by a Mortgagee or otherwise desired by Landlord.

10.03                 Liability Insurance.

(A)  At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant.  Such insurance shall have a minimum combined single limit of liability of at least One Million Dollars ($1,000,000) per occurrence and a general aggregate limit of at least One Million Dollars ($1,000,000).  All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds.  Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.

(B)  Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys’ fees, arising under any present or future law, statute, or ordinance of the State of California or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises.  Such policy or policies of insurance shall have a minimum combined single limit of One Million ($1,000,000) per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person.  Such policy or policies of insurance shall name Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds.

(C)  Landlord shall, at all times during the Lease Term, procure and maintain commercial general liability insurance for the Building in which the Premises are located.  Such insurance shall have minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence, and a general aggregate limit of at least Two Million Dollars ($2,000,000).

10.04                 Workers’ Compensation Insurance.  At all times during the Lease Term, Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the State of California, and Employer’s Liability insurance with a limit not less than One Million Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease - Each Person; and One Million Dollars ($1,000,000) Bodily Injury to Disease - Policy Limit.

10.05                 Policy Requirements.  All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than A-VIII in Best’s Insurance Guide.  A certificate of insurance evidencing the insurance required under this Article X shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date.  No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant except ten (10) days for non-payment of any applicable premiums.  Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy.  Tenant shall have the right to provide the insurance required by this Article X pursuant to self insurance or blanket policies, but only if such policies expressly provide coverage to the Premises and Landlord as required by this Lease.

10.06                 Waiver of Subrogation.  Each party hereby waives any right of recovery against the other for injury or loss due to hazards to the extent covered by insurance or required to be covered, to the extent of the injury or loss covered thereby.  Any policy of insurance to be provided by Tenant or Landlord pursuant to this Article X shall contain a clause denying the applicable insurer any right of subrogation against the other party.

10.07                 Failure to Insure.  If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain.

ARTICLE XI - DAMAGE OR DESTRUCTION

11.01                 Total Destruction.  Except as provided in Section 11.03 below, this Lease shall automatically terminate if the Building is totally destroyed.

11.02                 Partial Destruction of Premises.  If the Premises are damaged by any casualty and, in Landlord’s opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its pre-existing condition within two hundred ten (210) days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.03, promptly and with due diligence repair any damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises.  If such repairs cannot, in Landlord’s opinion, be made within said two hundred ten (210) day period, then the Rent shall be abated as provided in the preceding sentence and, then either Landlord or Tenant shall have the right, by written notice given to the other within sixty (60) days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction.

11.03                 Exceptions to Landlord’s Obligations.  Notwithstanding anything to the contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the Premises are located is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building in which the Premises are located or (c) the damage or destruction occurs less than two (2) years prior to the Termination Date, exclusive of option periods; or (d) the damage or destruction is caused by an uninsured event.  Further, Tenant’s Rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant, is, in whole or in part, responsible for the damage or destruction.

11.04                 Waiver.  The provisions contained in this Lease shall supersede any contrary laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination, including California Civil Code Sections 1932 and 1933.

ARTICLE XII - CONDEMNATION

12.01                 Taking.  If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively “Condemnation”), and if Landlord, at its option, is unable or unwilling to provide substitute premises containing at least as much rentable area as described in Section 1.02 above, then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

12.02                 Award.  In the event of any Condemnation, the entire award for such taking shall belong to Landlord.  Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise.  Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant’s relocation costs directly associated with the taking, provided such separate award does not diminish Landlord’s award.

12.03                 Temporary Taking.  No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.

ARTICLE XIII - RELOCATION

13.01                 Intentionally Omitted.

ARTICLE XIV - ASSIGNMENT AND SUBLETTING

14.01                 Restriction.  Without the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a “Transfer”).  For purposes of this Lease, the term “Transfer” shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, (b) if Tenant is a closely held corporation (i.e. whose stock is not publicly held and not traded through an exchange or over the counter) or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Tenant, or within a twelve month period:  (i)  the sale or other transfer of more than an aggregate of 50% of the voting securities of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant’s net assets, and (c) any change by Tenant in the form of its legal organization under applicable state law (such as, for example, a change from a general partnership to a limited partnership or from a corporation to a limited liability company).  An assignment, subletting or other action in violation of the foregoing shall be void.  Notwithstanding anything contained in this Article XIV to the contrary, Tenant shall have the right to assign the Lease or sublease the Premises, or any part thereof, to an “Affiliate” without the prior written consent of Landlord (free of Additional Rent as specified in Section 14.05, Landlord’s recapture rights, or any restrictions on the options to extend), but upon at least ten (10) days’ prior written notice to Landlord. For purposes of this provision, the term “Affiliate” shall mean any corporation or other entity controlling, controlled by, or under common control with

(directly or indirectly) Tenant, including, without limitation, any parent corporation controlling Tenant or any subsidiary that Tenant controls, or merger.  The term “control,” as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity.  Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

14.02                 Notice to Landlord.  If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant’s request for Landlord’s consent:

(A)  A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

(B)  Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord’s Consent to Sublease or Assignment and Assumption of Lease and Consent.

14.03                 Landlord’s Recapture Rights.  At any time within five (5) business days after Landlord’s receipt of all Tenant’s intent to market the Premises pursuant to Section 14.02 above, Landlord may, at its option by written notice to Tenant, elect to terminate the Lease as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises.  If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

14.04                 Landlord’s Consent; Standards.  Landlord’s consent to a proposed assignment or subletting shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord’s consent shall be deemed reasonably withheld if, in Landlord’s good faith judgment:  (i)  the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building, or is negotiating with Landlord to lease space in the Building; (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord’s reasonable judgment, impact the Building in a negative manner including but not limited to significantly increasing the pedestrian traffic in and out of the Building or requiring any alterations to the Building to comply with applicable laws; (vii) the subject space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes; (viii) the transferee is a government (or agency or instrumentality thereof) or (ix) Tenant has failed to cure a default at the time Tenant requests consent to the proposed Transfer.

14.05                 Additional Rent.  If Landlord consents to any such assignment or subletting, one half (1/2) of the amount by which all sums or other economic consideration received by Tenant after the deduction for Tenant’s actual costs of the assignment or sublease, including, without limitation, (i) any changes, alterations and improvements to the Premises in connection with the assignment or subletting, (ii) any free rent or other concessions reasonably provided to the assignee or sublesseee, and (iii) any attorneys’ fees, brokerage commissions and/or marketing costs in connection with the assignment or subletting, in connection with such assignment or subletting, whether denominated as rental or otherwise, exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord promptly after receipt as additional Rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

14.06                 Landlord’s Costs.  If Tenant shall Transfer this Lease or all or any part of the Premises or shall request the consent of Landlord to any Transfer, Tenant shall pay to Landlord as additional rent Landlord’s costs related thereto, including Landlord’s reasonable attorneys’ fees and a minimum fee to Landlord of Five Hundred Dollars ($500.00).

14.07                 Continuing Liability of Tenant.  Notwithstanding any Transfer, including an assignment or sublease to an Affiliate, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any transferee, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

14.08                 Non-Waiver.  The consent by Landlord to any Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article XIV, to any further Transfer.  In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord’s rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.  If Tenant shall default under this Lease and fail to cure within the time permitted,  Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.

ARTICLE XV - DEFAULT AND REMEDIES

15.01                 Events of Default By Tenant.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(A)  The failure by Tenant for a period of three (3) days after written notice from Landlord to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due (provided that such 3 day written notice shall be in lieu of an not in addition to any legally required 3 day notice).

(B)  The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for fourteen (14) consecutive days.

(C)  The making by Tenant of any assignment of this Lease or any sublease of all or part of the Premises, except as expressly permitted under Article XIV of this Lease.

(D)  The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.01(A), 15.01(B) or 15.01 (C) above, if such failure continues for fifteen (15) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the fifteen (15) day period, no default shall exist if Tenant commences the curing of the default within the fifteen (15) day period and thereafter diligently prosecutes the same to completion.

(E)  The making by Tenant or its Guarantor of any general assignment for the benefit of creditors, the filing by or against Tenant or its Guarantor of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant or its Guarantor the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets at the Premises or Tenant’s interest in this Lease or the Premises, when possession is not restored to Tenant within thirty

(30) days; or the attachment, execution or other seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

(F)  Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering into this Lease or in connection with any Transfer under Section 14.01.

15.02                 Landlord’s Right to Terminate Upon Tenant Default.  In the event of any default by Tenant as provided in Section 15.01 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord’s election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant:

(A)  The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(B)  The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(C)  The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(D)  Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(E)  At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (A) and (B) above, “worth at the time of award” shall be computed by allowing interest on such amounts at the then highest lawful rate of interest, but in no event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of San Francisco on advances made to member banks under Sections of the Federal Reserve Act (“discount rate”) prevailing at the time of the award.  As used in paragraph (C) above, “worth at the time of award” shall be computed by discounting such amount by (i) the discount rate of the Federal Reserve Bank of San Francisco prevailing at the time of award plus (ii) one percent (1%).

15.03                 Mitigation of Damages.Irrespective of whether Landlord terminates, or does not terminate, this Lease or Tenant’s right to possession of the Premises, Landlord shall have the obligation to mitigate its damages to the extent required by applicable law.  If Landlord is required to mitigate damages as provided herein:  (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period.  In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space at the Building at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages.

15.04                 Landlord’s Right To Continue Lease Upon Tenant Default.  In the event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 15.02 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease.  Without limiting the foregoing, Landlord has the remedy described in California Civil

Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s default and abandonment and recover Rent as it becomes due, if Tenant has the right to Transfer, subject to reasonable limitations).  In the event Landlord re-lets the Premises, to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all reasonable costs and expenses of such reletting; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

15.05                 Right of Landlord to Perform.  All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense.  If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant’s part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease.  Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or five percent (5%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

15.06                 Intentionally Omitted.

15.07                 Non-Waiver.  Nothing in this Article shall be deemed to affect Landlord’s rights to indemnification for liability or liabilities arising prior to termination of this Lease or Tenant’s right to possession of the Premises for personal injury or property damages under the indemnification clause or clauses contained in this Lease.  No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in the Lease provided.  The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

15.08                 Cumulative Remedies.  The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease.  In addition to the other remedies provided in the Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

15.09                 Default by Landlord.  Landlord’s failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) after Landlord receives written notice from Tenant specifying the default.  The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s).  If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, except that, in no event, shall Landlord be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages.  In recognition that Landlord must receive timely payments of Rent and operate the Building, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.

15.10   Intentionally Omitted.

ARTICLE XVI - ATTORNEYS’ FEES:  COSTS OF SUIT

16.01                 Attorneys Fees.  If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its reasonable attorneys’ fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys’ fees.

16.02                 Indemnification.  Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, and if such litigation is not related to Landlord’s obligations or Tenant’s rights under this Lease, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys’ fees, in connection with the litigation.

ARTICLE XVII - SUBORDINATION AND ATTORNMENT

17.01                 Subordination; Non-Disturbance.  This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to the interest of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust (any such lessor, mortgagee or beneficiary is hereinafter referred to as a “Mortgagee”) shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust (or subject and subordinate to such ground lease, master lease, mortgage or deed of trust but superior to any junior mortgage or junior deed of trust).  Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this Section 17.01.  Such instruments may contain, among other things, provisions to the effect that such Mortgagee (hereafter, for the purposes of this Section 17.01, a “Successor Landlord”) shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease; (iii)  be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default; and (iv) not be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord; (v) not be bound by any amendment or modification of the Lease or any cancellation or surrender of the same made without Successor Landlord’s prior written consent.  Any obligations of any Successor Landlord under its respective lease shall be non-recourse as to any assets of such Successor Landlord other than its interest in the Premises and improvements.   Promptly following the full execution of this Lease, Landlord shall use diligent, commercially reasonable efforts to obtain a Non-Disturbance Agreement from any lender under any existing mortgages or deeds of trust encumbering the Building.  Such Non-Disturbance Agreement may be embodied in the lender’s customary form of Subordination and Non-Disturbance Agreement.  If, after exerting diligent, commercially reasonable efforts, Landlord is unable to obtain a Non-Disturbance Agreement from any such lender, Landlord shall have no further obligation to Tenant with respect thereto.

17.02                 Attornment.  If the interests of Landlord under the Lease shall be transferred to any superior Mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, Tenant shall be bound to such Successor Landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Successor Landlord were the landlord under the Lease, and Tenant shall attorn to and recognize as Tenant’s landlord under this Lease such Successor Landlord, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Successor Landlord’s succeeding to the interest of Landlord under the Lease.  Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 17.02.  Concurrently, upon written request from Tenant, and provided Tenant is not in default under this Lease, Landlord agrees to use diligent, commercially reasonable efforts to obtain a Non-Disturbance Agreement from the Successor Landlord.  Such Non-Disturbance Agreement may be embodied in the Mortgagee’s customary form of Subordination and Non-Disturbance Agreement.  If, after exerting diligent, commercially reasonable efforts, Landlord is unable to obtain a Non-Disturbance Agreement from any such Mortgagee, Landlord shall have no further obligation to Tenant with respect thereto.

17.03                 Mortgagee Protection.  Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee (hereafter the “Notified Party”).  Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).  Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord’s default.

ARTICLE XVIII - QUIET ENJOYMENT

18.01                 Provided that Tenant performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

ARTICLE XIX - RULES AND REGULATIONS

19.01                 The Rules and Regulations attached hereto as Exhibit C are hereby incorporated by reference herein and made a part hereof.  Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Building.  Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building.

ARTICLE XX - ESTOPPEL CERTIFICATES

20.01                 Tenant agrees at any time and from time to time upon not less than ten (10) business days’ prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, to any current or prospective Mortgagee or any assignee thereof, to any prospective purchaser of the land, improvements or both comprising the Building, and to any other party designated by Landlord, that this Lease is unmodified and in full force and effect (of if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month’s Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord’s or any predecessor landlord’s interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease; or any other matter relating to this Lease or the Premises or, if so, specifying each such default.  If there is a Guaranty under this Lease, said Guarantor shall confirm the validity of the Guaranty by joining in the execution of the Estoppel Certificate or other documents so requested by Landlord or Mortgagee.  In addition, in the event that such certificate is being given to any Mortgagee, such statement may contain any other provisions customarily required by such Mortgagee including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee, written notice of any Landlord default and a reasonable opportunity for such Mortgagee to cure such default prior to Tenant being able to terminate this Lease.  Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state.

ARTICLE XXI - ENTRY BY LANDLORD

21.01                 Landlord may enter the Premises at all reasonable times to, provided that Landlord is accompanied by a bank representative or employee (except to provide janitorial services to the Premises or in the event of an emergency):  inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.  Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises.  Such entry by Landlord shall not act as a termination of Tenant’s duties under this Lease.  If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall by payable by Tenant to Landlord as additional rent.

ARTICLE XXII

LANDLORD’S LEASE UNDERTAKINGS-EXCULPATION FROM PERSONAL LIABILITY;

TRANSFER OF LANDLORD’S INTEREST

22.01                 Landlord’s Lease Undertakings.  Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the “Lease Documents”), it is expressly understood and agreed by and between the parties hereto that: (a)  the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant’s use of the Premises or the Building (collectively, “Landlord’s Lease Undertakings”) shall extend only to Landlord’s interest in the real estate of which the Premises demised under the Lease Documents are a part (“Landlord’s Real Estate”) and not to any other assets of Landlord or its officers, directors or shareholders; and (b) except to the extent of Landlord’s interest in Landlord’s Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Jamison Services, Inc., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

22.02                 Transfer of Landlord’s Interest.  In the event of any transfer of Landlord’s interest in the Building, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord following the date of such transfer, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this Section 22, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Section 22, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.

ARTICLE XXIII - HOLDOVER TENANCY

23.01                 If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent.  During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred and fifty percent (150%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term.  The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession.  All options, rights of first refusal, concessions and discounts, if any, granted under this Lease shall be deemed terminated and of no force or effect during such month-to-month tenancy.  Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys’ fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.  Notwithstanding the foregoing, Tenant shall not be liable for any indirect, incidental or consequential damages in connection with or by reason of such retention of possession unless it has first received written notice from Landlord that Landlord is in active negotiation with another party for the Premises and that Tenant’s retention of possession of the Premises may jeopardize such negotiations and subject Tenant to indirect, incidental or consequential damages as a result.

ARTICLE XXIV - NOTICES

24.01                 All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, by mailing the same by registered or certified mail, postage prepaid, addressed to Landlord at the address for Landlord set forth in Section 1.12 above and to Tenant at the address for Tenant set forth in Section 1.13 above.  Any notice shall be deemed to have been served at the time the same was posted.

ARTICLE XXV - BROKERS

25.01                 The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Section 1.14 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease.  If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

ARTICLE XXVI - ELECTRONIC SERVICES

26.01                 Tenant’s Lines.  Tenant may, in a manner consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer or other electronic service wires, cables and related devices (collectively the “Lines”) at the Building in or serving the Premises, provided:  (a) Tenant shall obtain Landlord’s prior written consent, which consent may be reasonably conditioned as required by Landlord, (b) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, and (c) Tenant shall pay all costs in connection therewith.  Landlord reserves the right to require that Tenant remove any Lines which are installed in violation of these provisions.  Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord’s written consent shall be null and void.

26.02                 Definition of Electronic Services.  As used herein “Electronic Services Provider” means a business which provides telephone, telegraph, telex, video, other telecommunications or other services which permit Tenant to receive or transmit information by the use of electronics and which require the use of wires, cables, antennas or similar devices in or on the Building.  The services of Electronic Services Providers are sometimes referred to herein as “Electronic Services.”

26.03                 No Right to Specific Services. Landlord shall have no obligation (i) to install any Electronic Services equipment or facilities, (ii) to make available to Tenant the services of any particular Electronic Services Provider, (iii) to allow any particular Electronic Services Provider access to the Building, (iv) to continue to grant access to an Electronic Services Provider once such provider has been given access to the Building.  Landlord may (but shall not have the obligation to): (x) install new Lines at the property, (y) create additional space for Lines at the property, and (z) adopt reasonable and uniform rules and regulations with respect to Lines.

26.04                 Limitation of Landlord’s Responsibility.  Tenant acknowledges and agrees that all Electronic Services desired by Tenant shall be ordered and utilized at the sole expense of Tenant.  Unless Landlord otherwise requests or consents in writing, all of Tenant’s Electronic Services equipment shall be and remain solely in the Tenant’s premises and the telephone closet(s) on the floor(s) on which the Tenant’s premises is located, in accordance with rules and regulations adopted by Landlord from time to time.  Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant’s Electronic Services equipment, including Lines; nor for any Lines or other infrastructure to which Tenant’s Electronic Services equipment may be connected.  Tenant agrees that, except to the extent caused by Landlord’s negligence, willful misconduct or default of this Lease, to the extent any Electronic Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its own expense to obtain substitute service. Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord’s agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant’s requirements, or (z) any shortages, failures, variations, interruptions, disconnection’s, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the property.

26.05                 Necessary Service Interruptions.  Landlord shall have the right, upon reasonable prior written notice to Tenant, to interrupt or turn off Electronic Services facilities in the event of emergency or as necessary in connection with maintenance, repairs or construction at the Building or installation of Electronic Services equipment for other Tenants of the Building or on account of violation by the Electronic Services Provider or owner of the Electronic Services equipment of any obligation to Landlord or in the event that Tenant’s use of the Electronic Services infrastructure of the Building materially interferes with the Electronic Services of other tenants of the Building.

26.06                 Removal of Equipment, Wiring and Other Facilities.  Any and all Electronic Services equipment installed in the Tenant’s Premises or elsewhere in the Building by or on behalf of Tenant, including Lines, or other facilities for Electronic Services reception or transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord’s election, by Landlord at Tenant’s reasonable cost, with the cost thereof to be paid as additional rent.  Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Lease term (except that the notice period shall extend to thirty (30) days beyond the date of termination of the Lease if it is terminated by either party due to a default by the other), to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all Electronic Services Lines and related infrastructure, or selected components thereof, whether located in the Tenant’s premises or elsewhere in the Building.

26.07                 New Provider Installations.  In the event that Tenant wishes at any time to utilize the services of an Electronic Services Provider whose equipment is not then servicing the Building, no such Electronic Services Provider shall be permitted to install its Lines or other equipment within the Building without first securing the prior written approval of the Landlord, such approval not to be unreasonably withheld, conditioned or delayed.  Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the Electronic Services Provider.  Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord’s reasonable satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no current expense or risk or future expense whatsoever with respect to any aspect of the Electronic Services Provider’s provision of its Electronic Services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the Electronic Services Provider, the Electronic Services Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Electronic Services Provider; (iii) the Electronic Services Provider agrees to abide by such rules and regulations, Building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the Tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Article IXof this Lease; (iv) Landlord reasonably determines that, considering other potential uses for space in the Building, there is sufficient space in the Building for the placement of all of the provider’s equipment, conduit, Lines and other materials; (v) the Electronic Services Provider agrees to abide by Landlord’s requirements, if any, that provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the Electronic Services Provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the Electronic Services Provider’s equipment, for the fair market value of a Electronic Services Provider’s access to the Building, for the use of common or core space within the Building and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed “as built” plans immediately after the installation of the provider’s equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.”

26.08                 Limit of Default or Breach.  Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective Electronic Services Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant’s request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may as Tenant’s sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question.  The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or other Electronic Services Provider shall be deemed a third party beneficiary of this Lease.

26.09                 Installation and Use of Wireless Technologies. Tenant shall not utilize any wireless Electronic Services equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Tenant’s premises, within the Building or attached to the outside walls or roof of the Building, without Landlord’s prior written consent.  Such consent may be conditioned in such a manner so as to protect Landlord’s financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

26.10                 Limitation of Liability For Equipment Interference.  In the event that Electronic Services equipment, Lines and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within the Tenant’s premises, on the roof, or elsewhere within or on the Building causes interference to equipment used by another party, Tenant shall cease using such equipment, Lines and facilities or satellite and antennae equipment until the source of the interference is identified and eliminated and Tenant shall assume all liability related to such interference.  Tenant shall cooperate with Landlord and other parties, to eliminate such interference promptly.  In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation.  If such interference persists, Tenant shall, at Landlord’s sole discretion, remove such equipment.

ARTICLE XXVII - PARKING

27.01                 During the term of this Lease, Tenant shall be entitled to rent the number of Tenant’s Parking Stalls described in Section 1.16 of this Lease in the parking facilities located within the Building.  Tenant’s visitors shall have the right to use the parking facilities, subject to availability and to the rates, rules and regulations governing visitor parking from time to time adopted by Landlord (or, at Landlord’s option, the operator or master lessee of the parking facilities).

ARTICLE XXVIII - MISCELLANEOUS

28.01                 Entire Agreement.  This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing.  Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein.  This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

28.02                 Amendments.  This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant.  Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by Landlord.

28.03                 Successors.  Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

28.04                 Force Majeure.Neither party shall incur any liability with respect to, and shall not be responsible for any failure to perform, any obligations hereunder (except for monetary obligations) if such failure is caused by any reason beyond the control such party including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services.  The amount of time to perform any obligations shall be extended by the amount of time such party is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

28.05                 Survival of Obligations.  Any obligations accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and the parties shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

28.06                 Light and Air.  No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

28.07                 Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

28.08                 Severability.  In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law.  The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

28.09                 Captions.  All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

28.10                 Interpretation.  Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease.  Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

28.11                 Independent Covenants.  Each covenant, agreement, obligation or other provision of this Lease to be performed are separate and independent covenants, and not dependent on any other provision of the Lease.

28.12                 Number and Gender.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

28.13                 Time is of the Essence.  Time is of the essence of this Lease and the performance of all obligations hereunder.

28.14                 Joint and Several Liability.  If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant’s obligations hereunder.  If Tenant comprises more than one person or entity and fewer than all of the persons or entities comprising Tenant abandon the Premises, Landlord, at its sole option, may treat the abandonment by such person or entities as an event of default and exercise with respect to such persons the rights and remedies provided in Article XV without affecting the right or obligations of the persons or entities comprising Tenant which have not abandoned the property.

28.15                 Exhibits.  Exhibits A (Outline of Premises), B (Work Letter Agreement), C (Rules and Regulations), D (Guaranty), E (Suite Acceptance Letter), F (Asbestos Notification) and Addendum are incorporated into this Lease by reference and made a part hereof.

28.16                 Offer to Lease.  The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises.  This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord.

28.17                 Choice of Laws.  Tenant hereby submits to local jurisdiction in the State of California and agrees that any action by Tenant against Landlord shall be instituted in the State of California and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of California.

28.18                 Electrical Service to the Premises.  Anything set forth in Section 7.01 or elsewhere in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building.  Landlord shall permit Tenant to receive such service directly from such utility company at Tenant’s cost (except as otherwise provided herein) and shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

28.19                 Rights Reserved by Landlord.  Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent:  (i ) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Article IX, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in comparable office buildings in the area; (iv) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (v) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vi) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant’s employees; (vii) to prohibit the placement of video or other electronic games in the Premises; (viii) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (ix) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (x) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (xi) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xii) to retain at all times master keys or pass keys to the Premises; (xiii) to establish and, from time to time, to change, alter and amend, and to enforce, against Tenant and the other users of the common areas, including automobile parking areas and structures, the parking spaces therein, driveways, entrances and exits and the sidewalks and pedestrian passageways, such reasonable rules and regulations as may be deemed necessary or advisable by Landlord for the proper and efficient operation and maintenance of the common areas

IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above written.

LANDLORD:		TENANT:

Equitable Plaza LLC,		Wilshire Bank,
a California limited liability company		a California Banking Corporation

By:	Jamison Services, Inc.,
a California Corporation
It’s Authorized Agent
By:
By:
Paul T. Kim, C.P.M.
	President	Its:

EXHIBIT A

2

EXHIBIT B

WORK LETTER AGREEMENT

[Tenant Performs Work]

This WORK LETTER AGREEMENT (this “Work Letter”) is executed simultaneously with that certain Office Lease dated April 4, 2014  (the “Lease”) by and between WILMONT, INC, a California corporation (“Landlord”) and  WILSHIRE BANK, a California banking corporation (“Tenant”), relating to demised premises commonly known as Suites  400, 500, 600, 601, 602, 604, 606, 609, 610, 690, 700, 800, 802, 818, 880, 888, 1400, 1410, 1430, 1440, and 1460 (the “Premises”) at the building located at  3200 Wilshire Boulevard, Los Angeles, California 90010 (the “Building”), which Premises are more fully identified in the Lease.  Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1.                                      Work.  Tenant shall, at Tenant’s sole cost (subject to Landlord’s provision of the TI Allowance as set forth in Section 8 below), construct certain tenant improvements to Suites 400, 606 and 690 of the Premises in accordance with the Plans (as defined below), which shall generally consist of private offices, work stations, conference rooms, and ancillary space (the “Work”).  Other than as expressly stated in this Work Letter, the parties mutually acknowledge and agree that no work shall be performed by Landlord.  Tenant agrees to accept Suites 500, 600, 601, 602, 604, 609, 610, 700, 800, 802, 818, 880, 888, 1400, 1410, 1430, 1440, and 1460 in their AS-IS condition.

2.                                      Pre-Construction Activities.

(a)                                 Landlord, at Tenants option and Landlord’s sole cost, shall cause its architect to prepare a full and detailed space plan and working drawings for the Work (the “Plans”).  Tenant shall cooperate with Landlord and Landlord’s architect to prepare the Plans and shall promptly (and in no event more than 5 business days after request by Landlord) furnish such additional information or documentation as Landlord may reasonably request to enable Landlord’s architect to complete the Plans.  Further, Tenant shall cooperate with Landlord and Landlord’s architect to perform test fits in order to determine the preliminary costs of construction of the Work.  Notwithstanding the foregoing, Tenant shall have the right, at Tenant’s sole cost, to cause its architect to prepare the Plans.

(b)                                 Promptly following completion of the Plans and prior to commencing the Work, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval:

(i)  A detailed critical path construction schedule containing the major components of the Work and the time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction.

(ii)  An itemized statement of estimated construction cost, including fees for permits and architectural and engineering fees.

(iii)  The names and addresses of Tenant’s contractors (and said contractor’s subcontractors) and material men to be engaged by Tenant for the Work (individually, a “Tenant Contractor,” and collectively, “Tenant’s Contractors”).  Landlord has the right to approve or disapprove all or any one or more of Tenant’s Contractors.  Landlord may, at its election, designate a list of approved contractors for performance of those portions of work involving electrical, mechanical, plumbing, heating, air conditioning or life safety systems, from which Tenant must select its contractors for such designated portions of work.

(iv)   Certified copies of insurance policies or certificates of insurance as hereinafter described.  Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

(c)                                  No Work shall be undertaken or commenced by Tenant in the Premises until (i) Tenant has delivered, and Landlord has approved, all items set forth in Paragraph 2(b) above, (ii) all necessary building

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permits have been applied for and obtained by Tenant, and (iii) proper provision has been made by Tenant for payment in full of the cost of the Work, which is satisfactory to Landlord.

3.                                      Delays.  In the event Tenant, for any reason, fails to complete the Work on or before the Commencement Date, Tenant shall be responsible for Rent and all other obligations as set forth in the Lease regardless of the degree of completion of the Work on such date, and no such delay in completion of the Work shall relieve Tenant of any of its obligations under the Lease.

4.                                      Standards Of Design And Construction And Conditions Of Tenant’s Performance.  All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 4, except as the same may be modified in the Plans approved by or on behalf of Landlord and Tenant.

(a)                                 The Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters.

(b)                                 Tenant shall, at its own cost and expense, obtain all required building permits and occupancy permits.  Tenant’s failure to obtain such permits shall not cause a delay in the commencement of the Lease Term or the obligation to pay Rent or any other obligations set forth in the Lease.

(c)                                  Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building.  All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

(d)                                 Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work which pertains to patching of the Work and other work in the Building.

(e)                                  Tenant shall use only materials consistent with the Building’s standard material in the Work, except where explicitly shown in the Plans.  All Work shall be done in a good and workmanlike manner.  Tenant shall obtain contractors’ warranties of at least one (1) year duration from the completion of the Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Work.

(f)                                   Tenant and Tenant’s Contractors shall make all efforts and take all steps appropriate to assure that all construction activities undertaken comport with the reasonable expectations of all tenants and other occupants of a fully-occupied (or substantially fully occupied) first-class building and do not unreasonably interfere with the operation of the Building or with other tenants and occupants of the Building.  In any event, Tenant shall comply with all reasonable rules and regulations existing from time to time at the Building.  Tenant and Tenant’s Contractors shall take all precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Work and to properly police same.  Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building.  If and as required by Landlord, the Premises shall be sealed off from the balance of the space on the floor(s) containing the Premises so as to minimize the disbursement of dirt, debris and noise.

(g)                                  Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building.  No such action by Landlord shall delay the commencement of the Lease or the obligation to pay Rent or any other obligations therein set forth.

(h)                                 Any above-standard utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Work and shall be paid for by Tenant at Landlord’s standard rates then in effect.  Tenant shall apply and pay for all utility meters required.  Tenant shall pay for all support services provided by Landlord’s contractors at Tenant’s request or at Landlord’s discretion resulting from breaches or defaults by Tenant under this Work Letter Agreement.  All use of freight elevators is subject to scheduling by Landlord and the rules and regulations of the Building.  Tenant shall arrange and pay for removal of construction debris and shall not place

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debris in the Building’s waste containers.  If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.

(i)                                     Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which the Work is being constructed and installed and following completion of the Work.

(j)                                    Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall use its best efforts to complete the same on or before (i) July 1, 2014 for Suite 400; and (iii) August 1, 2014 for Suite 606 and 690.  Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord’s title insurance company with such further documentation as may be necessary under Paragraphs 5 and 6 below.  Notwithstanding the foregoing, Tenant shall pay Base Rent for Suites 400, 606 and 690 commencing from the Suites 400/606/690 Commencement Date regardless of the date Tenant completes the Work.

(k)                                 Tenant shall have no authority to deviate from the Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing.  Tenant shall furnish to Landlord “as-built” drawings of the Work within thirty (30) days after completion of the Work.

(l)                                     Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

(m)                             Tenant shall impose on and enforce all applicable terms of this Work Letter against Tenant’s architect and Tenant’s Contractors.

(n)                                 Tenant and Tenant’s contractors shall have use of the freight elevators during the construction period at no cost.  Additionally, Tenant and Tenant’s contractors shall have use of parking at no cost, which such parking space shall be designated by Landlord.

5.                                      Insurance And Indemnification.

(a)                                 In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and the following minimum limits of liability:

(i)  Worker’s Compensation and Employer’s Liability Insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts.

(ii)               Comprehensive General Liability Insurance (including Contractors’ Protective Liability) in an amount not less than $1,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $2,000,000.00.  Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them.

(iii)                 Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident.  Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv)           “All-risk” builder’s risk insurance upon the entire Work to the full insurable value thereof.  This insurance shall include the interests of Landlord and Tenant (and their respective contractors and

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subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief.  If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work.  Any loss insured under said “all-risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.

All policies (except the worker’s compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease, Landlord’s contractors, Landlord’s architects, and their respective beneficiaries, partners, directors, officers, employees and agents, and such additional persons as Landlord may designate.  The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workmen’s compensation policy) to be obtained by Tenant pursuant to this paragraph.  The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties.  Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

(b)                                 Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds, Landlord’s contractors, Landlord’s architects, and their respective beneficiaries, partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, including, without limitation, mechanic’s liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors, bodily injury to persons (including, to the maximum extent provided by law, claims arising under the California Structural Work Act) or damage to the property of Tenant, its employees, agents, invitees, licenses or others.  It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

6.                                      Cost of Work.  Tenant shall pay for the Work when required under its contracts for the Work and shall not permit the Premises or the Building to become subject to any lien or claim of lien on account of labor, material or services furnished to or for the benefit of Tenant.

7.                                      Miscellaneous.

(a)                                 If the Plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.

(b)                                 Time is of the essence of this Work Letter.

(c)                                  Any person signing this Work Letter on behalf of Landlord and Tenant warrants and represents he has authority to sign and deliver this Work Letter and bind the party on behalf of which he has signed.

(d)                                 If Tenant fails to make any payment relating to the Work as required hereunder, Landlord, at its option, may complete the Work pursuant to the Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord.  Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

(e)                                  Notices under this Work Letter shall be given in the same manner as under the Lease.

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(f)                                   The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord’s interest in the Building.

(g)                                  The headings set forth herein are for convenience only.

(h)                                 This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.  This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.

8.                                      TI Allowance.  Upon completion of the Work, Tenant shall furnish Landlord with full and final waivers of liens and contractors’ affidavits and statements, in such form as may be reasonably required by Landlord, Landlord’s title insurance company and Landlord’s construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building.  Tenant shall submit to Landlord a detailed breakdown of Tenant’s total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.  Upon Tenant’s satisfaction of the requirements set forth in this Section 8 and completion of the Work, Landlord shall provide Tenant with a tenant improvement allowance in the maximum amount of $25.00 per rentable square foot of Suites 400 (which consists of 12,018 rentable square feet), and 606/690 (which consists of 3,184 rentable square feet) (the “TI Allowance”) for application to the extent thereof to the cost of the Work. If the cost of the Work exceeds the TI Allowance, Tenant shall have sole responsibility for the payment of such excess cost.  If the cost of the Work is less than the TI Allowance, Tenant shall not be entitled to any payment or credit for such excess amount.  Notwithstanding the foregoing, Landlord shall pay to Tenant the TI Allowance within thirty (30) days of satisfying the conditions set forth in this Paragraph 8.  In the event Landlord does not pay to Tenant the TI allowance within said thirty (30) days, then the TI Allowance shall be offered as a rent credit against Tenant’s Base Rent, and any additional rents due, until the full TI Allowance amount is credited.

10.                               Exculpation of Landlord.

Notwithstanding anything to the contrary contained in this Work Letter Agreement, it is expressly understood and agreed by and between the parties hereto that:

(a)                                 The recourse of  Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter Agreement (collectively, “Landlord’s Work Letter Undertakings”) shall extend only to Landlord’s interest in the real estate of which the Premises demised under this Lease Documents are a part (hereinafter, “Landlord’s Real Estate”) and not to any other assets of Landlord or its beneficiaries; and

(b)                                 Except to the extent of Landlord’s interest in Landlord’s Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Jamison Services, Inc., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

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LANDLORD:	TENANT:

Wilmont, Inc,	Wilshire Bank,
a California corporation,	a California banking corporation

By: Jamison Services, Inc.,
a California Corporation
Its: Authorized Agent

By:	By:
Paul T. Kim, C.P.M.
President	Its:

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EXHIBIT C

RULES AND REGULATIONS

1.                                      The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.  The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of Landlord and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities.  No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

2.                                      No awnings or other projections shall be attached to the outside walls or surfaces of the Building nor shall the interior or exterior of any windows be coated without the prior written consent of Landlord.  Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and of a quality, type, design and bulb color approved by Landlord.  Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

3.                                      No sign, picture, plaque, advertisement, notice or other material shall be exhibited, painted, inscribed or affixed by any tenant on any part of, or so as to be seen from the outside of, the Premises or the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4.                                      The toilets and wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein.  All damage resulting from any misuse of the fixtures shall be borne by tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

5.                                      No tenant or its officers, agents, employees or invitees shall mark, paint, drill into, or in any way deface any part of the Premises or the Building.  No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

6.                                      No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises and no cooking shall be done or permitted by any tenant on the Premises except that microwave cooking in a UL-approved microwave oven and the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted.  Tenant shall not cause or permit any unusual or objectionable odors to escape from the Premises.

7.                                      The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes.  No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.  The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

8.                                      No tenant or its officers, agents, employees or invitees shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

9.                                      No tenant or its officers, agents, employees or invitees shall throw anything out of doors, balconies or down the passageways.

10.                               Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Building and/or Premises.

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11.                               No tenant or its officers, agents, employees or invitees shall at any time use, bring or keep upon the Premises any flammable, combustible, explosive, foul or noxious fluid, chemical or substance, or do or permit anything to be done in the leased Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

12.                               No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof.  Each tenant must, upon the termination of this tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

13.                               All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine form time to time.  The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his or her supervision, and the persons employed by any tenant for such work must be acceptable to Landlord.  Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.  Landlord reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the building floors.  Landlord will not be responsible for loss of or damage to any safes, freight, bulky articles or other property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant.

14.                               No tenant shall purchase or otherwise obtain for use in the Premises water, ice, towel, vending machine, janitorial, maintenance or other like services, or accept barbering or bootblacking services, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

15.                               Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.  No tenant shall use any graphic image of the Building or any part of the Building for advertising or public relations without Landlord’s written permission.

16.                               Landlord reserves the right to exclude from the Building between the hours of 10:00 p.m. and 7:00 a.m. and at all hours of Saturdays, Sundays and legal holidays all persons who do not present a pass signed by Landlord.  Landlord shall furnish passes to persons for whom any tenant requests the same in writing.  Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons.  Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In the case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same, by closing of the gates and doors or otherwise, for the safety of the tenants and others and the protection of the Building and the property therein.

17.                               Any outside contractor employed by any tenant, shall, while in the Building, be subject to the prior written approval of Landlord and subject to the Rules and Regulations of the Building.  Tenant shall be responsible for all acts of such persons and Landlord shall not be responsible for any loss or damage to property in the Premises, however occurring.

18.                               All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress, and left locked when not in use.

19.                               The requirements of tenants will be attended to only upon application to the Office of the Building.

20.                               Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

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21.                               All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in setting approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

22.                               No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

23.                               There shall not be used in any space, or in the public halls of the Building either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

24.                               Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced.  No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.  All such work shall be effected pursuant to permits issued by all applicable governmental authorities having jurisdiction.

25.                               No vendor with the intent of selling such goods shall be allowed to transport or carry beverages, food, food containers, etc., on any passenger elevators.  The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

26.                               Tenants shall cooperate with Landlord in the conservation of energy used in or about the Building, including without limitation, cooperating with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes or other window coverings when the sun’s rays fall directly on windows of the Premises, and closing windows and doors to prevent heat loss.  Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, lighting, ventilating and air conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow.  Tenant shall not tamper with or change the setting of any thermostats or temperature control valves, and shall in general use heat, gas, electricity, air conditioning equipment and heating equipment in a manner compatible with sound energy conservation practices and standards.

27.                               All parking ramps and areas, pedestrian walkways, plazas, and other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas.  Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

28.                               Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

29.                               Tenant and its employees, agents, subtenants, contractors and invitees shall comply with all applicable “no-smoking” ordinances and, irrespective of such ordinances, shall not smoke or permit smoking of cigarettes, cigars or pipes outside of Tenant’s Premises (including plaza areas) in any portions of the Building except areas specifically designated as smoking areas by Landlord.  If required by applicable ordinance, Tenant shall provide smoking areas within Tenant’s Premises.

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EXHIBIT D

PERSONAL GUARANTY

INTENTIONALLY OMITTED

12

EXHIBIT E

SUITE ACCEPTANCE AGREEMENT

Building Name/Address:  Wilmont, Inc — 3200 Wilshire Blvd., Los Angeles, CA 90010

Tenant Name: Wilshire Bank, a California banking corporation

Tenant Code:                                                             Suite Number:

Management’s Tenant Contact: Steve Chong, Property Manager Phone: (213) 385-3485

Gentlemen:

As a representative of the above referenced tenant, I/we have physically inspected the suite noted above and its improvements with                                                     , a representative of Wilmont, Inc.  I/we accept the suite improvements as to compliance with all the requirements indicated in our lease, also including the following verified information below:

Lease Commencement Date:                                                                                                                             Occupancy Date:

Lease Rent Start Date*:                                                                                                                                                          Actual Rent Start*:

Lease Expiration Date:                                                                                                                                                               Actual Expiration Date:

Date Keys Delivered: Tenant currently has possession of the Premises and has their own keys.

Items requiring attention:

*If these dates are not the same, attach documentation.

NOTE:  This inspection is to be made prior to tenant move-in.

Very truly yours,

By:

Its:

Date:

Distribution

Tenant

Tenant Lease File

Leasing Manager:

Document Control:

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EXHIBIT F

INTENTIONALLY OMITTED

14

ADDENDUM TO LEASE

This ADDENDUM TO LEASE (this “Addendum”) is made and entered into as of April 4, 2014 by and between Wilmont, Inc, a California corporation,  c/o Jamison Services, Inc. a California corporation, (“Landlord”) and Wilshire Bank, a California banking corporation (“Tenant”).

In the event of any conflict between this Addendum and the Lease, the provisions of this Addendum shall prevail.

1.              SIGNAGE: Tenant shall have the right to the following signage during the Lease Term and any extensions thereof:

a)             Top Building Signage: Subject to Tenant obtaining the approval of all applicable governmental entities and Tenant’s compliance with all applicable governmental laws and ordinances and the Building’s standard signage program, Tenant shall have the exclusive right to display its name on the upper most portions of the North and South Towers façade of the Building (“Top Building Signage”). Commencing from July 1, 2014, Tenant shall pay to Landlord, as additional rent, the amount of Five Thousand Dollars ($5,000.00) per month for such Top Building Signage.  Tenant shall have the right to install new illuminated Top Building Signage, which shall be in accordance with a mutually acceptable signage plan, which approvals shall not be unreasonably withheld.  Tenant, at its sole cost and expense, shall be responsible for the installation and maintenance of its signage and shall remove its signage upon the expiration or earlier termination of the Lease (and repair any damage to the Building caused by such removal).  Tenant shall install separate meters or submeters for the Top Building Signage at Tenant’s sole cost and expense, and Tenant shall be responsible for paying the utility cost of powering such illuminated Top Building Signage.  The existing signage with Korean script shall be replaced with English script signage.

2.              OPTION TO EXTEND LEASE TERM:   Provided Tenant is not then in default under any term or provision contained in the Lease beyond any applicable notice and cure period, Tenant shall have three (3) options to extend the Lease Term (each, an “Extension Option”) for a period of five (5) years each (each, an “Option Term”) for all of the space then under the Lease under the same terms and conditions except for the Base Rent.  If Tenant wishes to exercise the Extension Option, Tenant shall deliver written notice to Landlord no less than six (6) months and no more than nine (9) months before the expiration of the then existing term (“Exercise Notice”).  If Tenant fails to timely deliver the Exercise Notice, Tenant shall be considered to have elected not to exercise the Extension Option.

The monthly Base Rent payable during each Option Term shall be determined for each option based on the following annual escalation schedule:

•                  First Option Term—  $0.03 per rentable square foot initial increase and annual escalations.

•                  Second Option Term - $0.04 per rentable square foot initial increase and annual escalations.

•                  Third Option Term - $0.05 per rentable square foot initial increase and annual escalations.

Except for Base Rent at the new rates, all of the terms and conditions of the Lease shall remain the same and shall remain in full force and effect throughout the Option Term; provided, however, that any free rent, improvement allowances, moving allowances, lease assumption payments, plan design allowances (or payments), expansion options, opportunity rights or other similar concessions provided for in the Lease shall not apply during any Option Term.

The rights contained in this Section shall be personal to the originally named Tenant and may be exercised only by the originally named Tenant (and not any assignee, sublessee, or other transferee of Tenant’s interest in this Lease).

3.              FIRE AND LIFE SAFETY PROGRAM: Tenant shall cooperate with Landlord in the Fire and Life Safety Program designed for the Building.  This includes making available one employee for Floor Warden Training and cooperating in fire drills and other procedures necessary to the Fire Safety and Emergency Evacuation Program.

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4.              RISER CABLE: Landlord will maintain the telephone cable it has installed inside the Property.  Landlord, however, shall not be responsible for interruption of service transmission, installation, and/or quality of intra-building network of cable.

5.              AFTER HOURS HVAC:  Notwithstanding anything contained in the Lease to the contrary, in the event Tenant needs HVAC during non-Business Hours, Tenant shall be responsible for the costs of such after-hours usage at the Building’s prevailing rates which is currently $150 per hour with a minimum increment of two (2) hours per request.  Tenant shall have the right to install an HVAC unit(s) in the plenum for after-hours use subject to Landlord’s review and approval of the engineering involved and Tenant’s installation plan, all of which shall be at the sole cost and expense of Tenant.  All such separate units shall be sub-metered and Tenant shall be responsible for the costs of its usage.

6.              COMMON AREA IMPROVEMENTS.

a.              Landlord, at Landlord’s sole cost and expense, agrees to make the following renovations to the common areas and restrooms on the fourth (4th), fifth (5th), sixth (6th), seventh (7th), eighth (8th), and fourteenth (14th) floors of the North Tower of the Building, per a mutually agreed to plan prepared by Landlord’s in-house corporate interior department, using building standard materials, quantities, and procedures then in use by Landlord.

i.                  Landlord shall commence the upgrades on the 14th floor upon execution of this Lease and complete the 14th floor upgrades by April 1, 2015.  Landlord shall use commercially reasonable efforts to construct all other upgrades in a timely manner.

ii.               Brand new carpet throughout the entire common area portion.

iii.            Paint the entire common area walls.

iv.           Renovate restrooms.

v.              Furnish and install new vinyl wall coverings in the 14th floor elevator lobby.

vi.           Furnish and install new lighting fixtures in the 14th floor elevator lobby.

b.              Landlord agrees to make additional building renovations to the main lobby and corridor to the parking structure of the North Tower of the Building, per a mutually agreed plan prepared by Landlord’s in-house corporate interior department.

i.                  Landlord shall do the following work to the main lobby of the North Tower:

1.              Replace entrance doors from sidewalk with brand new all-glass entrance doors provided that such cost does not exceed twenty thousand dollars ($20,000).

2.              Replace the stone floor with brand new white tile through the North Tower lobby and elevator section.

3.              Clean the existing marble walls.

4.              Replace lobby lighting fixtures with brand new fixtures.

5.              Paint the entire lobby, including the ceilings.

6.              Install a brand new security desk.

ii.               Landlord shall do the following work to the corridor from the North Tower to the parking structure for the Building:

1.              Replace flooring.

2.              Repaint the entire rear entrance lobby walls.

3.              Clean and replace ceiling tiles where needed.

c.               All work mentioned in Section 6(a) and 6(b) herein shall be collectively referred to as the “Common Area Improvements”.  Notwithstanding the foregoing, Tenant, at Tenant’s sole cost and expense, shall pay for any and all common area improvements that are above building standard materials, quantities, and procedures or that is beyond the scope of work mentioned in Section 6(a) and 6(b) herein.

i.                  With respect to the 14th floor, Tenant acknowledges that Tenant shall pay for any executive level finishes and stone floor and design walls above building standard.

ii.               Tenant, at Tenant’s sole cost and expense shall pay for any additional restroom fixtures above those required by building standard.

d.              Landlord agrees to use commercially reasonable efforts to “Substantially Complete” (as defined herein) all Common Area Improvements in a timely manner.  All Common Area Improvements shall be substantially completed by April 1, 2015, subject to any Force Majeure Delays and/or Tenant Delays (as defined herein).  If the Common Area Improvements are not completed by June

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1, 2015 (“Outside Completion Date”), subject to any Force Majeure Delays and Tenant  Delays, then Tenant shall receive a ten percent (10%) rent credit against Base Rent for every day after the Outside Completion Date until Landlord Substantially Completes the Common Area Improvements.

e.               For purposes of this Lease, “Substantial Completion” of the Common Area Improvements shall occur when Landlord, in Landlord’s reasonable discretion, determines that Landlord has sufficiently completed all the work required to be performed by Landlord in accordance with Section 6 of this addendum with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture or equipment to be installed by Tenant.

f.                The term “Force Majeure Delay” as used in the Lease or this Addendum shall mean any delay in the completion of the Common Area Improvements which is attributable to any: (1) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; (2) delay attributable to the failure of Landlord and/or Tenant to secure building permits and approvals within the same time period that normally prevailed for obtaining such permits at the time this Lease was negotiated; (3) delay in completing the final plans and/or the construction of the tenant improvements because of changes in any applicable laws (including, without limitation, the ADA), or the interpretation thereof; or (4) delay attributable to lightening, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives.  Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of either party to pay money, including rental and other charges, pursuant to the Lease).

g.               The term “Tenant Delay” shall mean any delay that Landlord may encounter in the performance of Landlord’s obligations under this Addendum because of any act or omission of any nature by Tenant or its agents or contractors, including any: (1) delay attributable to changes in or additions to the space plan or to the common area improvements requested by Tenant; (2) delay attributable to the postponement of any common area improvements at the request of Tenant; (3) delay by Tenant in the submission of information or the giving of authorizations or approvals within the time limits set forth in this Addendum; and (4) delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Addendum.

7.              CONTINGENCY.  This Lease is expressly contingent on the mutual execution by the relevant parties of the following other agreements at the same time as this Lease:

a.              That certain Retail Lease dated as of April 4, 2014 by and between Landlord and Tenant for the retail space commonly known as Suite 103 in the North Tower of the Building (“3200 Retail Lease”)

b.              That certain Termination of Lease dated as of April 4, 2014 by and between Paramount Plaza, LLC, as landlord, and Tenant (as successor in interest to Saehan Bank), as tenant, for the office space commonly known as Suite 600 located on the 6th floor and containing approximately 19,599 rentable square feet of the building commonly referred to as Paramount Plaza (“Paramount Plaza”) and located at 3580 Wilshire Boulevard, Los Angeles (“Paramount Plaza Office Lease Termination”).

c.               That certain Second Amendment to Lease dated as April 4, 2014 by and between Paramount Plaza, LLC, as landlord, and Tenant (as successor in interest to Saehan Bank), as tenant, for the retail space commonly known as Suite 120 and containing approximately 3,523 rentable square feet in Paramount Plaza (“Paramount Plaza Retail Lease”).

8.              TERMINATION OF PRIOR LEASES.  Landlord and Tenant previously entered into the following agreements:

i.                  That certain Office Lease dated as of January 6, 2005 (“Suite 103 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain retail space commonly known as Suite 103 North Tower located in the Building

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ii.     That certain Office Lease dated as of January 6, 2005 (“Suite 5th Floor NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suite 5th Floor North Tower located in the Building;

iii.    That certain Addendum B dated as of February 16, 2012 (“Suite 600 and 602 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suites 600 and 602 North Tower located in the Building;

iv.    That certain Addendum C dated as of March 13, 2012 (“Suite 601 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suite 601 North Tower located in the Building;

v.     That certain Office Lease dated as of November 8, 2006 (“Suite 604 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suite 604 North Tower located in the Building;

vi.    That certain Office Lease dated as of December 14, 2005 (“Suite 609 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suite 609 North Tower located in the Building;

vii.   That certain Office Lease dated as of June 8, 2005 (“Suite 610 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suite 610 North Tower located in the Building;

viii.  That certain Office Lease dated as of January 6, 2005 (“Suite 7th Floor NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suite 7th Floor North Tower located in the Building;

ix.    That certain Addendum A dated as of December 12, 2010 (“Suite 800, 802, 818 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suites 800, 802, and 818 North Tower located in the Building;

x.     That certain Office Lease dated as of October 26, 2007 (“Suite 880, 888 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suites 880 and 888 North Tower located in the Building;

xi.    That certain Office Lease dated as of January 6, 2005 (“Suite 1400 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suite 1400 North Tower located in the Building;

xii.   That certain Addendum D dated as of May 9, 2013 (“Suite 1410, 1430 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suites 1410 and 1430 North Tower located in the Building;

xiii.  That certain Office Lease dated as of October 14, 2011 (“Suite 1440 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suite 1440 North Tower located in the Building; and

xiv. That certain Office Lease dated as of August 11, 2006 (“Suite 1460 NT Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space commonly known as Suite 1460 North Tower located in the Building.

The Suite 103 NT Lease, Suite 5th Floor NT Lease , Suite 600 and 602 NT Lease, Suite 601 NT Lease, Suite 604 NT Lease, Suite 609 NT Lease, Suite 610 NT Lease, Suite 7th Floor NT Lease, Suite 800, 802, 818 NT Lease, Suite 880, 888 NT Lease, Suite 1400 NT Lease, Suite 1410, 1430 NT Lease, Suite 1440 NT Lease and Suite 1460 NT Lease shall be collectively referred to herein as the “Prior Leases”.  Effective as of March 31, 2015, the Prior Leases shall terminate and have no further force or effect.

Except as amended herein, all other provisions of the Lease remain in full force and effect.  This Addendum shall control in the event of any inconsistency with the original Lease.

[This section of page left intentionally blank.  Signatures to follow on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

LANDLORD:	TENANT:

Wilmont, Inc,	Wilshire Bank,
a California corporation,	a California banking corporation

By: Jamison Services, Inc.,
a California Corporation
Its: Authorized Agent

By:	By:
Paul T. Kim, C.P.M.
President	Its:	President & CEO
4/8/14

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